UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 18, 2009

SEACOAST BANKING CORPORATION OF FLORIDA

(Exact Name of Registrant as Specified in Charter)

Florida	001-13660	59-2260678
(State or Other Jurisdiction	(Commission File Number)	IRS Employer
of Incorporation)		Identification No.)

815 Colorado Avenue, Stuart, Florida		34994
(Address of Principal Executive Offices		(Zip Code)

Registrant’s telephone number, including area code:  (772) 287-4000

____________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]

Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEACOAST BANKING CORPORATION OF FLORIDA

Item 8.01  Other Events

At the Annual Meeting of Shareholders of Seacoast Banking Corporation of Florida (“Seacoast” or the “Company”) held on June 18, 2009 (the “Annual Meeting”), the Company’s shareholders i) elected the following nominees to the Company’s Board of Directors (Proposal 1), to serve until the 2012 annual meeting of shareholders or until their respective successors are duly elected and qualified:

	FOR		Withheld Authority
Nominee	#	%

Jeffrey C. Bruner	16,393,040	85.6	1,148,118
H. Gilbert Culbreth, Jr.	16,597,922	86.7	943,236
Christopher E. Fogal	16,560,358	86.5	980,800
Dale M. Hudson	16,271,912	85.0	1,269,246

(the other directors whose terms of office continued after the Annual Meeting are:  Stephen E. Bohner, John H. Crane, T. Michael Crook, Jeffrey S. Furst, A. Douglas Gilbert, Dennis S. Hudson, Jr., Dennis S. Hudson, III, Thomas E. Rossin, Thomas H. Thurlow, Jr., and Edwin E. Walpole, III);

ii)  approved an amendment (Proposal 2) to the Company’s Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) which increased the authorized shares of Seacoast’s Common Stock from 35,000,000 shares to 65,000,000, and increased the Company’s total authorized shares of Common Stock and Preferred Stock to 69,000,000 (the number of affirmative votes cast was 15,424,616; the number of negative votes cast was 1,940,747; and the number of abstentions was 175,795);

iii)  approved an amendment (Proposal 4) to the Articles of Incorporation which deleted the requirement of affirmative votes of an “independent majority of shareholders” in the case of amending certain of articles of the Articles of Incorporation (the number of affirmative votes cast was 16,265,108; the number of negative votes cast was 1,058,897; and the number of abstentions was 217,153);

iv)  approved an amendment to Seacoast’s Employee Stock Purchase Plan (Proposal 5) which increased the shares of Company common Stock reserved for issuance under the Employee Stock Purchase Plan from 330,000 to 730,000 (the number of affirmative votes cast was 11,877,692; the number of negative votes cast was 1,056,000; the number of abstentions was 148,393; and the number of non-votes was 4,459,073);

v)  endorsed, on a non-binding basis, the compensation of the Company’s named executive officers (Proposal 6) as disclosed in the Proxy Statement (the number of affirmative votes cast was 14,429,800; the number of negative votes cast was 2,931,626; and the number of abstentions was 179,732); and

vi)  approved a proposal (Proposal 7) which granted the proxy holders discretionary authority to vote to adjourn the Annual Meeting for up to 120 days to allow for the solicitation of additional shares proxies in the event that there were insufficient shares voted at the Annual Meeting to approve certain proposals, including Proposal 3 described below (the number of affirmative votes cast was 16,479,792; the number of negative votes cast was 815,050; and the number of abstentions was 246,316).

The proposal presented at the Annual Meeting to amend the Articles of Incorporation to restate Article VII (Proposal 3) to eliminate ambiguity and to reduce the scope of the definition of “Business Combinations” and to reduce the scope of the requirement for supermajority shareholder approvals, including deleting the term “independent majority of shareholders”, did not receive the requisite number of affirmative votes for approval.  Therefore, as provided under Proposal 7 and approved by shareholders, the Annual Meeting was adjourned to June 30, 2009 solely for the purpose of allowing the Company to seek additional favorable votes for Proposal 3.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2009	SEACOAST BANKING CORPORATION OF FLORIDA

Dennis S. Hudson, III
Dennis s. Hudson, III
Chairman and Chief Executive Officer